Exhibit 99.2

CONSULTING AGREEMENT

CONSULTING AGREEMENT (the "Agreement") made as of September 30, 2014 (the "Effective Date"), between American Campus Communities, Inc., a Maryland corporation (the "Company"), and Greg A. Dowell ("Consultant").

WHEREAS, the Company and Consultant have previously entered into an Employment Agreement dated as of April 28, 2005, as amended ("Employment Agreement");

WHEREAS, the parties have entered into a Separation Agreement, dated as of May 20, 2014 (the "Separation Agreement"), pursuant to which, among other things, Consultant resigned as an employee and officer of the Company and all entities related to the Company, and as a director, manager or similar functionary of all entities related to the Company, effective as of the Effective Date and settling the parties' respective obligations arising out of Consultant’s employment with the Company, including under the Employment Agreement, and certain other benefit arrangements of the Company in which Consultant has been a participant;

WHEREAS, following the termination of Consultant's employment with the Company, the Company desires to continue to benefit from the experience and ability of Consultant in the capacity of a consultant to the Company; and

WHEREAS, Consultant is willing to commit himself to serve as a consultant to the Company, on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below.

"Cause" means (i) Consultant's act of gross negligence or gross misconduct that has the effect of injuring the business of the Company and its affiliates, taken as a whole, in any material respect, (ii) Consultant's  conviction of, or plea of guilty or nolo contendere to, the commission of a felony by Consultant, (iii) the commission by Consultant of an act of fraud or embezzlement against the Company or its affiliates, (iv) Consultant's willful breach of any material provision of this Agreement, the Employment Agreement, the Separation Agreement, the Supplemental Release or the Noncompete Agreement or (v) Consultant's acceptance of full time employment with any person or entity.

"Disability" means any physical or mental disability or infirmity that prevents the performance of Consultant's duties for a period of (i) 90 consecutive days or (ii) an aggregate of 90 days months in any 12 consecutive month period.  Any question as to the existence, extent or potentiality of Consultant's Disability upon which Consultant and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company and approved by Consultant (which approval shall not be unreasonably withheld).  The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

"Good Reason" means, without Consultant's consent, (i) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company or (ii) a breach by the Company of any material provision of this Agreement.

"Noncompete Agreement" means the Confidentiality and Noncompetition Agreement, dated as of April 28, 2005, between the Company and Consultant.

"Supplemental Release" means the Supplemental Mutual General Release Agreement, dated as of the Effective Date, between the Company and Consultant.

2. Retention as a Consultant.  The Company shall retain Consultant and Consultant shall serve the Company as an independent consultant on the terms and conditions set forth herein.

3. Term.  This Agreement shall commence as of the Effective Date and shall expire 12 months from the Effective Date, unless earlier terminated as set forth in Section 8 (the "Initial Consulting Period"); provided, however, that unless this Agreement has been earlier terminated, the Initial Consulting Period shall be automatically extended for additional 30-day periods (such period, as it may be extended, the "Consulting Period").  Following the termination of the Consulting Period, except as otherwise provided herein, the parties' respective obligations under this Agreement shall cease and no party shall have any further obligation to the other under this Agreement.

4. Duties.  During the Consulting Period, Consultant shall (i) provide consulting services to the Company with respect to the development of systems relating to the operations of the Company's properties and (ii) make himself available for general personal consultation with the Company with respect to other issues that may arise from time to time.  Consultant shall perform such services on a limited-time basis, and will not be required to devote more than such time as may be reasonably necessary during the Consulting Period.

5. Place of Performance.  Consultant may perform his duties hereunder at the Company's offices, at such other locations as are acceptable to him and the Company or by telephone consultation.

6. Compensation and Related Matters.  As compensation for the services to be rendered by Consultant hereunder, the Company shall pay Consultant a consulting fee equal to $20,833.33 per month (the "Consulting Fee").

7. Termination of Consulting Period.  The Consulting Period will terminate upon the earliest to occur of (i) Consultant's death, (ii) Consultant's Disability, (iii) a termination by the Company with Cause, (iv) a termination by Consultant with Good Reason or (v) a termination by Consultant without Good Reason or by the Company without Cause, in each case with 60 days' prior written notice to the other.  In the case of any termination, Consultant (or his estate or beneficiaries, as the case may be) shall be entitled to the accrued and unpaid Consulting Fee as of the termination date of this Agreement.  Notwithstanding any provision herein to the contrary, the Company may require that, prior to payment of any such amount, Consultant shall have executed a complete release of the Company and its affiliates and related parties in such form as is reasonably required by the Company, and any waiting periods contained in such release shall have expired.

8. Noncompete Agreement.  The provisions of the Noncompete Agreement shall survive the execution and termination of this Agreement.  The parties agree that Section 5 of the Noncompete Agreement is amended and restated to read in its entirety as follows:

"Section 5.                      Non-Solicitation; Non-Interference.

Until second (2nd) anniversary of the expiration of the Consulting Period (as defined the Consulting Agreement, dated as of May 20, 2014, between Executive and the Company), Executive shall not, directly or indirectly, for his own account or for the account of any other individual or entity, nor shall he assist any person or entity to (i) encourage, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, as agent of, or a service provider to, the Company to terminate such person's employment, agency or service, as the case may be, with the Company; or (ii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company or any of its subsidiaries, or attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company."

9. Successors; Binding Agreement.

(a) Assignment by the Company.  This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise).  The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place.

(b) Assignment by the Consultant.  Consultant's rights and obligations under this Agreement shall not be transferable by Consultant by assignment or otherwise, without the prior written consent of the Company; provided, however, that if Consultant shall die, all amounts then payable to Consultant hereunder shall be paid in accordance with the terms of this Agreement to Consultant's devisee, legatee or other designee or, if there be no such designee, to Consultant's estate.

10. Notice.  All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, by facsimile or electronic mail (providing confirmation of transmission) or by registered or certified mail (postage prepaid, return receipt requested), to the Company, at 12700 Hill Country Blvd., Suite T-200, Austin, Texas  78738, or to Consultant, at the address contained in the Company's records.

11. Withholding.  All amounts payable hereunder shall be subject to such withholding taxes as may be required by law.

12. Modification of Agreement; Governing Law.  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Consultant and such officer of the Company as may be specifically designated by the Board.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law principles.

13. Validity.  The validity or enforceability of any provision or provisions of this Agreement shall not be affected by the invalidity or unenforceability of any other provision of this Agreement, and such valid and enforceable provisions shall remain in full force and effect.

14. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

15. Entire Agreement.  This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter contained herein.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AMERICAN CAMPUS COMMUNITIES, INC., a Maryland corporation

By:	/s/ William C. Bayless, Jr.
William C. Bayless, Jr.
President and Chief Executive Officer

/s/ Greg A. Dowell
Greg A. Dowell

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